Exhibit 5.2

June 24, 2005

TRM Corporation
5208 NE 122nd Avenue
Portland, OR 97230-1074

     Re: TRM Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special local counsel to TRM Corporation, an Oregon corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), as filed on June 10, 2005 with the Securities and Exchange Commission (the “SEC”).

     The Registration Statement relates to the proposed offer and sale by the Company of securities of the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) with an aggregate offering price of $200,000,000. The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the offer and sale by the Company of one or more of the following: (i) shares of the Company’s Common Stock, with no par value (the “Common Stock”), (ii) shares of the Company’s Preferred Stock, with no par value (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), and (v) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), as well as guarantees of the Debt Securities (the “Oregon Guarantees”) issued by TRM Copy Centers (USA) Corporation, FPC France Ltd., and TRM ATM Corporation (collectively, the “Oregon Subsidiaries”), and guarantees of the Debt Securities by subsidiaries of the Company organized under the laws of other jurisdictions. The Common Stock, the Preferred Stock, the Debt Securities, the Common Stock Warrants, the Preferred Stock Warrants and the Oregon Guarantees are collectively referred to herein as the “Securities.”

TRM Corporation
June 24, 2005

A. Documents and Matters Examined

     We have not been and are not now the general outside counsel for the Company, nor have we been involved in the preparation of the Registration Statement. We have been engaged solely for the purpose of advising the Company with respect to Oregon corporate law issues relating to the Securities and rendering the opinions in this opinion letter.

     In connection therewith, we have examined the following documents (the “Documents”): (i) the Registration Statement, (ii) originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Restated Articles of Incorporation, as amended through the date hereof (the “Articles”), (iii) originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Restated Bylaws, as in effect on the date hereof (the “Bylaws”), (iv) originals, or copies certified or otherwise identified to our satisfaction, of the respective Articles of Incorporation and Bylaws of each of the Oregon Subsidiaries (the “Oregon Subsidiaries Charter Documents”), (v) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. Our opinions are based solely upon a review of the Documents and we have reviewed no other documents, records, certificates or other instruments as a basis for the opinions herein expressed.

     As to matters of fact bearing upon the opinions expressed herein, we have, with your consent and without investigation, relied upon:

     (a) Information in public authority documents, which are defined to include certificates issued by the Secretary of State or any other government official, office or agency concerning a person’s property or status, such as certificates of corporate existence (collectively, the “Public Authority Documents”); and

     (b) Information provided in certificates by the Company’s directors, officers and/or employees.

TRM Corporation
June 24, 2005

B. Assumptions

     For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions:

     B-1 The issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles, the Bylaws, the Oregon Subsidiaries Charter Documents and applicable Oregon law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or the Oregon Subsidiaries is subject.

     B-2 Any series of Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and a duly qualified bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

     B-3 Each Oregon Guarantee will be issued pursuant to an agreement (the “Guarantee Agreement”) between the respective Oregon Subsidiary and the Trustee, and the execution, delivery and performance of the applicable Guarantee Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the respective Oregon Subsidiary is subject.

     B-4 Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

     B-5 Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

TRM Corporation
June 24, 2005

     B-6 Each Public Authority Document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

C. Opinion

     Based upon the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that upon due authorization by Corporate Action of the issuance and sale of the Securities and upon issuance and delivery of such Securities against payment therefor in accordance with the terms of the Corporate Action, such Securities, in the case of Common Stock or Preferred Stock, will be validly issued, fully paid and nonassessable, and, in the case of other Securities, such Securities will be binding obligations of the Company enforceable in accordance with their respective terms.

D. Exclusions and Qualifications

     The opinions expressed above are subject to the following exclusions and qualifications:

     D-1. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

     D-2. We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Oregon.

     D-3 We express no opinion as to validity, binding effect or enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law.

     We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the

TRM Corporation
June 24, 2005

Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ Perkins Coie LLP
PERKINS COIE LLP